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                                                                     Exhibit 3.1
                                 AMENDED AND RESTATED
                             CERTIFICATE OF INCORPORATION
                                          OF
                             ROTONICS MANUFACTURING INC.
                             ---------------------------


    Rotonics Manufacturing Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1. The name of the Corporation is Rotonics Manufacturing Inc. Rotonics Manufacturing Inc. was originally incorporated under the name of Pentron Corporation, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 10, 1986.

    2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

    3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:

    ARTICLE ONE. NAME. The name of the Corporation is "Rotonics Manufacturing Inc."

    ARTICLE TWO. REGISTERED OFFICE. The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is United States Corporation Company.

    ARTICLE THREE. PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


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    ARTICLE FOUR.  CAPITAL STOCK.

     A. AUTHORIZED CAPITAL. The Corporation is authorized to issue one (1) class of shares of stock to be designed "Common Stock". The total number of shares of Common Stock which the Corporation is authorized to issue is Twenty Million (20,000,000), each share to have a par value of $.01. Each outstanding share of Common Stock as of this date is to remain as one share of Common Stock.

    ARTICLE FIVE.  LIMITATION OF LIABILITY AND INDEMNIFICATION OF DIRECTORS.

         A.   ELIMINATION OF CERTAIN LIABILITY OF DIRECTORS.   Each director of
the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation of the State of Delaware, or
(iv) for any transaction from which such director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after filing this Certificate of Incorporation with the Delaware Secretary of State so as to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.


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    Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         B.   INDEMNIFICATION AND INSURANCE.

              (1) RIGHT TO INSURANCE. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and


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such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; PROVIDED, HOWEVER, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation or an undertaking, by or on behalf of such directors or officer, to repay all amounts so advanced if it shall ultimately be determined that such director is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

              (2) NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final


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disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

              (3) INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

    ARTICLE SIX. MANAGEMENT OF BUSINESS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the directors need not be elected by ballot unless required by the Bylaws of the Corporation.

    ARTICLE SEVEN. BYLAWS. In furtherance and not in limitation of the powers conferred by stature, the Board of Directors and the stockholders of the Corporation are each expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

    ARTICLE EIGHT. AMENDMENTS. The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation, and to take other corporate action to the extent and in the manner now or hereafter permitted or prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.


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         4.   This Amended and Restated Certificate of Incorporation was
submitted to the stockholders of the Corporation for their approval at the annual meeting of Stockholders, and at such meeting the necessary number of shares as required by statute were voted in favor of the Amended and Restated Certificate of Incorporation.

         5. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, Rotonics Manufacturing Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Sherman McKinniss, its President, and attested by E. Paul Tonkovich, its Secretary, on this 11th day of February, 1997.

ATTEST:                           ROTONICS MANUFACTURING INC.



/s/ E. Paul Tonkovich             By: /s/ Sherman McKinniss
------------------------------       -----------------------------
E. Paul Tonkovich                    Sherman McKinniss
Secretary                            President



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